UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ALLIANCE MEDIA GROUP HOLDINGS, INC.

(Exact name of registrant in its charter)

Nevada	45-4944960
(State of incorporation or organization)	( I.R.S. Employer Identification No.)

400 N. Congress Avenue Suite 130 West Palm Beach, FL	33401
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(g) of the Act:

Title of each class to be registered:	Name of each exchange on which each class is to be registered:
Common Stock, par value $0.001 per share	Not applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box. [  ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. [X]

Securities Act registration statement file number to which this form relates:

333-181633

Item 1.  Description of Registrant’s Securities to be Registered.

The description of the Company’s common stock, par value $0.001 per share, included under the heading “Description of Securities” in the Company’s Registration Statement on Form S-1 (Registration No. 333-181633), originally filed on May 23, 2012 and, as  amended, was declared effective on October 19, 2012, is incorporated by reference into this registration statement.

Item 2.  Exhibits.

3.1	Articles of Incorporation of Alliance Media Group Holdings, Inc. (incorporated by reference to Exhibit 3(i) to the Company Registration Statement on Form S-1 filed May 23, 2012)
3.2	Bylaws of Alliance Media Group Holdings, Inc. (incorporated by reference to Exhibit 3(ii) to the Company Registration Statement on Form S-1 filed May 23, 2012)
4.1	Specimen Common Stock par value $0.001 Stock Certificate of the Company

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Alliance Media Group Holdings, Inc. (Registrant)

Date: April 26, 2013	By:	/s/ Daniel de Liege
Daniel de Liege President